Exhibit 10.2
RHI ENTERTAINMENT, INC.
2008 INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT AWARD GRANT NOTICE
          RHI Entertainment, Inc., a Delaware corporation, (the “Company”), pursuant to its 2008 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”). Each Restricted Stock Unit represents the right to receive one share of Stock (as defined in the Plan) upon vesting of such Restricted Stock Unit. This award of Restricted Stock Units is subject to all of the terms and conditions set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Award Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Unit Award Agreement.

Participant:	[ ]

Grant Date:	February 9, 2009

Total Number of RSUs:	[ ]

Vesting Schedule:	Subject to Participant’s continued service as an Employee, Consultant or Director through the applicable vesting date, (x) [ ] RSUs shall vest and become nonforfeitable on the first anniversary of the Grant Date (the “2010 Time Vesting Amount”); (y) [ ] RSUs shall vest and become nonforfeitable on the second anniversary of the Grant Date (the “2011 Time Vesting Amount”); and (z) [ ] RSUs shall vest and become nonforfeitable on the third anniversary of the Grant Date (the “2012 Time Vested Amount” and, together with the 2010 Time Vested Amount and the 2011 Time Vested Amount, the “Time-Vested Amounts”).

Transfer Restrictions:	Other than pursuant to the payment of withholding obligations as set forth in the Restricted Stock Unit Award Agreement, Participant may not in any manner, directly or indirectly, transfer, assign, sell, exchange, pledge, hypothecate or otherwise dispose (any such transfer, assignment, sale, exchange, pledge, hypothecation or other disposition, collectively, a “Transfer”) of any interest in any shares of Stock constituting the Time-Vested Amounts except as follows:

(a) Time Vesting Hurdle. [ ] RSUs subject to the 2010 Time-Vested Amount, [ ] RSUs subject to the 2011 Time-Vested Amount, and [ ] RSUs subject to the 2012 Time-Vested Amount shall become subject to Transfer by Participant (“Transferable”) immediately upon the anniversary date upon which such Time-Vested Amount first becomes vested.

(b) Nine Dollar Performance Hurdle. [ ] RSUs subject to such Time-Vested Amount shall become Transferable upon the later of (i) the anniversary date upon which such Time-Vested Amount first becomes vested if as of such anniversary date (A) the average Fair Market Value of a share of Stock over a period of at least 180 consecutive trading days immediately prior to such date is at least $9.00, and (B) the Fair Market Value of a share of Stock for each of the thirty (30) consecutive trading days immediately prior to such date is at least $9.00, or (ii) the first date after such anniversary date on which (A) the average Fair Market Value of a share of Stock over a period of at least 180 consecutive trading days immediately prior to such date is at least $9.00, and (B) the Fair Market Value of a share of Stock for each of the thirty (30) consecutive trading days immediately prior to such date is at least $9.00 (such date, the “Nine Dollar Initial Transferability Date”). Following the Nine Dollar Initial Transferability Date, such Time-Vested Amount shall be Transferable at any time during the period beginning on the Nine Dollar Initial Transferability Date and ending on the Expiration Date, whether or not the nine dollar performance hurdle described in this clause (b) is satisfied as of the date of such Transfer.

(c) Fourteen Dollar Performance Hurdle. [ ] RSUs subject to such Time-Vested Amount shall become Transferable upon the later of (i) the anniversary date upon which such Time-Vested Amount first becomes vested if as of such anniversary date (A) the average Fair Market Value of a share of Stock over a period of at least 180 consecutive trading days immediately prior to such date is at least $14.00, and (B) the Fair Market Value of a share of Stock for each of the thirty (30) consecutive trading days immediately prior to such date is at least $14.00, or (ii) the first date after such anniversary date on which (A) the average Fair Market Value of a share of Stock over a period of at least 180 consecutive trading days immediately prior to such date is at least $14.00, and (B) the Fair Market Value of a share of Stock for each of the thirty (30) consecutive trading days immediately prior to such date is at least $14.00 (such date, the “Fourteen Dollar Initial Transferability Date”). Following the Fourteen Dollar Initial Transferability Date, such Time-Vested Amount shall be Transferable at any time during the period beginning on the Fourteen Dollar Initial Transferability Date and ending on the Expiration Date, whether or not the fourteen dollar performance hurdle described in this clause (b) is satisfied as of the date of such Transfer.

The conditions provided under (b) and (c) shall be referred to as the “Performance Hurdles.”

Notwithstanding the foregoing, in the event of Participant’s Termination of Services at any time during the final six months in any vesting year, the RSUs shall become vested and nonforfeitable with respect to an additional pro-rata percentage of the applicable Time-Vested Amount determined on a monthly basis and based on the number of completed months that have elapsed during such vesting year on or prior to the date of such Termination of Services; provided that such vested RSUs shall only be Transferable by Participant as follows: (a) 33-1/3% of the shares of Stock subject to such vested RSUs shall become Transferable immediately upon the date of such Termination of Services; (b) 33-1/3% of such shares of Stock shall become Transferable on the Nine Dollar Initial Transferability Date; and (c) 33-1/3% of such shares of Stock shall become Transferable on the Fourteen Dollar Initial Transferability Date; provided further that solely for purposes of this sentence, any reference in the Performance Hurdles to the anniversary of the Grant Date shall instead be a reference to the date of such Termination of Services.

Termination:	Pursuant to Section 2.6 of the Restricted Stock Unit Award Agreement, if Participant ceases to be an Employee, Consultant or Director prior to the applicable vesting date, all RSUs that have not become vested on or prior to the date of such termination of services will thereupon be automatically forfeited by Participant without payment of any consideration therefor.

          By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Award Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Unit Award Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Unit Award Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Unit Award Agreement. If Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

RHI ENTERTAINMENT, INC.:	PARTICIPANT:

By:	By:

Print Name:	Print Name:

Title:

Address:	Address:

EXHIBIT A
TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE
RHI ENTERTAINMENT, INC. RESTRICTED STOCK UNIT AWARD AGREEMENT
          Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, RHI Entertainment, Inc., a Delaware corporation (the “Company”), has granted to Participant an award of restricted stock units (“Restricted Stock Units” or “RSUs”) under the RHI Entertainment, Inc. 2008 Incentive Award Plan, as amended from time to time (the “Plan”).
ARTICLE 1.
GENERAL
     1.1 Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice. As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of Stock (subject to adjustment as provided in Article 12 of the Plan) solely for purposes of the Plan and this Agreement. The Restricted Stock Units shall be used solely as a device for the determination of the payment to eventually be made to Participant if such Restricted Stock Units vest pursuant to Section 2.3 hereof. The Restricted Stock Units shall not be treated as property or as a trust fund of any kind.
          (a) “Termination of Consultancy” shall mean the time when the engagement of Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death, Disability or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous re-establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.
          (b) “Termination of Directorship” shall mean the time when Participant, if he or she is or becomes an Independent Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.
          (c) “Termination of Employment” shall mean the time when the employee-employer relationship between Participant and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Subsidiary. The Committee, in its

absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.
          (d) “Termination of Services” shall mean Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.
     1.2 Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE 2.
GRANT OF RESTRICTED STOCK UNITS
     2.1 Grant of RSUs. In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Participant an award of RSUs as set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement, subject to adjustments as provided in Article 12 of the Plan.
     2.2 Company’s Obligation to Pay. Each RSU has a value equal to the Fair Market Value of a share of Stock on the date it becomes vested. Unless and until the RSUs will have vested in the manner set forth in Article 2 hereof, Participant will have no right to payment of any such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
     2.3 Vesting Schedule. Subject to Sections 2.4, 2.6 and 2.7 hereof, the RSUs awarded by the Grant Notice will vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth on the Grant Notice to which this Agreement is attached (the “Vesting Schedule”), subject to Participant’s continued employment or services through the applicable vesting dates, as a condition to the vesting of the applicable installment of the RSUs and the rights and benefits under this Agreement. Unless otherwise determined by the Committee, partial employment or service, even if substantial, during any vesting period will not entitle Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination of Services as provided in Section 2.6 hereof or under the Plan.
     2.4 Transferability.
          (a) Notwithstanding Section 2.3 but subject to Sections 2.6 and 2.7 hereof, the RSUs awarded by the Grant Notice will become Transferable as set forth in the Grant Notice.
          (b) Notwithstanding Section 2.3 or 2.4(a) hereof, the Grant Notice and Section 12.2 of the Plan, but subject to Section 2.6 hereof:
                    (i) If the Company consummates a transaction or series of transactions resulting, directly or indirectly, in the sale of of at least 75% of the Company’s outstanding equity securities (as determined on a fully diluted basis) or at least 75% of the Company’s assets to an unrelated third party (a “Transaction”) and all or substantially all of the consideration received in connection with the Transaction consists of cash or cash equivalents (as determined by the Committee), then the RSUs shall (A) become fully vested and nonforfeitable with respect to all shares of Stock covered thereby immediately prior to the Transaction (subject to the consummation of the Transaction), and (B) following the Transaction continue to be eligible to become Transferable pursuant to the Performance Hurdles set forth in the Grant Notice with respect to the Stock; provided that the Committee shall equitably adjust such Performance Hurdles to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the RSUs.
                    (ii) If the Company consummates a Transaction and substantially all of the consideration received in connection with the Transaction consists of stock or other equity securities of the acquiring entity, then the RSUs shall (A) become fully vested and nonforfeitable with respect to all shares of Stock covered thereby immediately prior to the Transaction (subject to the consummation of the Transaction), and (B) following the Transaction continue to be eligible to become Transferable pursuant to the Performance Hurdles set forth in the Grant Notice; provided that the Performance Hurdles shall apply with respect to the common stock or other equity securities of the acquiring entity; and provided, further, that the Committee shall equitably adjust such Performance Hurdles to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the RSUs.
                    (iii) If the Company consummates a Transaction and substantially all of the consideration received in connection with the Transaction does not consist of either (A) cash or cash equivalents (as determined by the Committee) or (B) stock or other equity securities of the acquiring entity, then the RSUs shall (x) become fully vested with respect to all shares of Stock covered thereby immediately prior to the Transaction (subject to the consummation of the Transaction), and (y) continue to be eligible to become Transferable pursuant to the Performance Hurdles set forth in the Grant Notice; provided that the Performance Hurdles shall apply with respect to either the Stock or the common stock or other equity securities of the acquiring entity as determined by the Committee in its discretion; and provided, further, that the Committee shall equitably adjust such Performance Hurdles to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the RSUs.
                    (iv) The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Transaction has occurred pursuant to the above definition, and the date of the occurrence of such Transaction and any incidental matters relating thereto (including the determination of the terms of any equitable adjustment of Performance Hurdles pursuant to this Section 2.4(b)).
     2.5 Consideration to the Company. In consideration of the grant of the award of RSUs by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
     2.6 Forfeiture, Termination and Cancellation upon Termination of Services. Notwithstanding any contrary provision of this Agreement, upon Participant’s Termination of Services for any or no reason, all then unvested RSUs subject to this Agreement will thereupon be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder.

     2.7 Payment upon Vesting.
          (a) As soon as administratively practicable following the vesting of any Restricted Stock Units pursuant to Section 2.3 hereof, but in no event later than sixty (60) days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A of the Code), the Company shall deliver to Participant (or any transferee permitted under Section 3.2 hereof) a number of shares of Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of Restricted Stock Units subject to this award that vest on the applicable vesting date, unless such Restricted Stock Units terminate prior to the given vesting date pursuant to Section 2.6 hereof; provided, however, that to the extent any RSUs become vested pursuant to Section 2.4(b) hereof, the Company shall deliver such shares of Stock to Participant immediately upon vesting prior to the Transaction. Notwithstanding the foregoing, in the event shares of Stock cannot be issued pursuant to Section 2.8(a), (b) or (c) hereof, then the shares of Stock shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Committee determines that shares of Stock can again be issued in accordance with Sections 2.8(a), (b) and (c) hereof.
          (b) Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment by Participant of any sums required by applicable law to be withheld with respect to the grant of RSUs or the issuance of shares of Stock. Such payment shall be made by deduction from other compensation payable to Participant or in such other form of consideration acceptable to the Company which may, in the sole discretion of the Committee, include:
                    (i) Cash or check;
                    (ii) Surrender of shares of Stock (including, without limitation, shares of Stock otherwise issuable under the RSUs, which for the avoidance of doubt shall be Transferable without regard to the attainment of any applicable Performance Hurdles for the purposes of this Section 2.7(b)(ii)) held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the minimum amount required to be withheld by statute; or
                    (iii) Other property acceptable to the Committee (including, without limitation, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to shares of Stock then issuable under the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of its withholding obligations (for the avoidance of doubt, such number of shares of Stock sufficient to satisfy such withholding obligations shall be Transferable without regard to the attainment of any applicable Performance Hurdles for the purposes of this Section 2.7(b)(iii)); provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).
The Company shall not be obligated to deliver any new certificate representing shares of Stock to Participant or Participant’s legal representative or enter such share of Stock in book entry form unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the grant of the RSUs or the issuance of shares of Stock.
     2.8 Conditions to Delivery of Stock. Subject to Section 11.5 of the Plan, the shares of Stock deliverable hereunder, or any portion thereof, may be either previously authorized but unissued shares of Stock or issued shares of Stock which have then been reacquired by the Company. Such shares of Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Stock deliverable hereunder or portion thereof prior to fulfillment of all of the following conditions:
          (a) The admission of such shares of Stock to listing on all stock exchanges on which such Stock is then listed;
          (b) The completion of any registration or other qualification of such shares of Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;
          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;
          (d) The receipt by the Company of full payment for such shares of Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 2.7 hereof; and
          (e) The lapse of such reasonable period of time following the vesting of any Restricted Stock Units as the Committee may from time to time establish for reasons of administrative convenience.
     2.9 Rights as Stockholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs and any shares of Stock underlying the RSUs and deliverable hereunder unless and until such shares of Stock shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 12.1 of the Plan.
ARTICLE 3.
OTHER PROVISIONS
     3.1 Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the RSUs.
     3.2 Grant is Not Transferable. During the lifetime of Participant, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the RSUs have been issued, and all restrictions applicable to such shares of Stock have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
     3.3 Binding Agreement. Subject to the limitation on the transferability of the RSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     3.4 Adjustments Upon Specified Events. The Committee may accelerate payment and vesting of the Restricted Stock Units in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Stock contemplated by Article 12 of the Plan (including, without limitation, an extraordinary cash dividend on such Stock), the Committee shall make such adjustments the Committee deems appropriate in the number of Restricted Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Restricted Stock Units. Participant acknowledges that the RSUs are subject to amendment, modification and termination in certain events as provided in this Agreement and Article 12 of the Plan.
     3.5 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
     3.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     3.7 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
     3.8 Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     3.9 Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.
     3.10 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in

Section 3.2 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
     3.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
     3.12 Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
     3.13 Section 409A. The RSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Committee determines that the RSUs (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate either for the RSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
     3.14 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Stock as a general unsecured creditor with respect to RSUs, as and when payable hereunder.

EXHIBIT B
TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE
CONSENT OF SPOUSE
     I,                                         , spouse of                                          , have read and approve the foregoing RHI Entertainment, Inc. Restricted Stock Unit Award Agreement (the “Agreement”). In consideration of issuing to my spouse the shares of the common stock of RHI Entertainment, Inc. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of RHI Entertainment, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: , 2009

Signature of Spouse

B-1